UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017 (March 31, 2017)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Agreement.

As previously reported on a Current Report on Form 8-K filed on December 29, 2016, on December 22, 2016, Inventergy Global, Inc. (the “Parent”), Inventergy Inc., a wholly-owned subsidiary of Parent (the “Owner”), and the other subsidiaries of the Parent (together with the Parent and Owner, the “Company”) entered into a Restructuring Agreement (the “Restructuring Agreement”) with certain entities owned by funds managed by Fortress Investment Group, LLC (“Fortress”) to amend that certain Amended and Restated Revenue Sharing and Note Purchase Agreement, which was originally entered into by the Parent, Owner and Fortress on October 1, 2014.

On March 31, 2017, the parties entered into the First Amendment to the Restructuring Agreement (the “Amendment”), which provides that the Company has until April 30, 2017 to obtain the required approvals to assign the patents covered by the Restructuring Agreement to a newly-created special purpose entity, INVT SPE LLC, a Delaware limited liability company (“INVT SPE”), and for INVT SPE to be in full force and effect. The Amendment also (i) defers any amortization payments on the notes held by Fortress until May 1, 2017, and (ii) suspends the Company’s minimum liquidity covenant until May 1, 2017, each to permit time for the Company to obtain the required approvals and to effect the INVT SPE structure.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

10.1	First Amendment to Restructuring Agreement, dated March 31, 2017, by and between Inventergy Global, Inc., Inventergy, Inc., eOn Communications Systems, Inc., Inventergy Holding, LLC, Inventergy Innovations, LLC, Inventergy IOT, LLC, Inventergy LBS, LLC, DBD Credit Funding LLC and CF DB EZ LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2017

INVENTERGY GLOBAL, INC.

	By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer